Exhibit 10.12

Board of Directors of	Dated as of
Electrum Special Acquisition Corporation	April 22, 2015

Subscription Agreement

The undersigned (the “Subscriber”) hereby offers to purchase twenty three thousand (23,000) ordinary shares of no par value (the “Shares”), of Electrum Special Acquisition Corporation, a British Virgin Islands company (the “Corporation”), at the price of $0.006688963 per share or a total of one hundred and fifty three dollars and seventy eight cents ($153.78), payable in cash against delivery of the certificate(s) representing the Shares.  Three thousand (3,000) of the Shares are subject to forfeiture (which may be effected by way of the compulsory redemption of up to that number of the Shares for nil consideration) if the underwriters of the initial public offering (“IPO”) of the units (“Units”) of the Corporation, do not fully exercise their over-allotment option (the “Over-allotment Option”), as more fully set forth herein.

This offer is subject to the conditions that the Shares will, when issued, be validly issued, fully paid, and non-assessable, and that the Corporation is duly organized, validly existing and in good standing as a British Virgin Islands business company.

To induce the Corporation to issue the Shares, the Subscriber represents, warrants, acknowledges and agrees that:

1.          The Subscriber has the ability to bear the economic risk of the purchase of the Shares, including the complete loss of the Subscriber’s investment.

2.          The Subscriber has sufficient knowledge and experience in business and financial matters (or has received from a person of the Subscriber’s selection sufficient advice with respect to such matters) to be capable of evaluating the merits and risks of the purchase of the Shares.

3.          The Subscriber has knowledge of, and has been provided the opportunity to acquire information with respect to, the proposed business affairs, financial condition, plans, and prospects of the Corporation which the Subscriber deems relevant in making a fully informed decision with respect to the purchase of the Shares.

4.          The Subscriber has been encouraged and has had the opportunity to rely upon the advice of the Subscriber’s legal counsel and other advisers with respect to the purchase of the Shares.

5.          The Subscriber has had the opportunity to ask questions and receive information with respect to, among other things, the proposed business affairs, financial condition, plans and prospects of the Corporation and the terms and conditions of the purchase of the Shares, as the Subscriber has requested so as to more fully understand the Subscriber’s investment.

6.          Neither the Corporation nor any person representing or acting on behalf of the Corporation, or purportedly representing or acting on behalf of the Corporation, has made any representations, warranties, agreements, or statements other than those contained herein which influenced or affected the Subscriber’s decision to purchase the Shares.

7.          The Subscriber is acquiring the Shares for the Subscriber’s own account without any view to the transfer, sale, assignment, or other distribution thereof.

8.          The Shares have not been and will not be registered under any federal or state securities law including but not limited to the Securities Act of 1933, as amended (the “Securities Act”), and no federal or state governmental agency or authority has approved or passed upon the issuance of the Shares.  There is not now, and that there is not likely to be in the future, any market for the Shares and the Shares must be held by the Subscriber for an indefinite period of time, absent registration or qualification of the Shares under applicable laws or the receipt of an opinion of counsel satisfactory to the Corporation that registration or qualification is not required.  The Subscriber acknowledges that the certificate(s) representing the Shares to be issued to the Subscriber will bear a legend restricting the transferability thereof to the foregoing effect.

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9.          In the event the Over-allotment Option granted to the representative of the underwriters of the Corporation’s IPO is not exercised in full, the Subscriber shall forfeit any and all rights to such number of Shares (up to an aggregate of 3,000 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Subscriber, collectively with all other initial stockholders prior to the IPO, will own an aggregate number of Shares (not including Shares issuable upon exercise of any warrants or any Common Stock purchased by Subscriber or any other initial stockholders in the Corporation’s IPO or in the aftermarket) equal to 20% of the issued and outstanding Common Stock immediately following the IPO (excluding from such calculation, any Shares included as part of any Units purchased by the initial stockholders of the Corporation or their affiliates in a private placement to be consummated simultaneously with the closing of the IPO). If any of the Shares are forfeited in accordance with this Section 9, then after such time the Subscriber (or successor in interest) shall no longer have any rights as a holder of such Shares, and the Corporation shall take such action as is appropriate to cancel such Shares which may include by way of the compulsory redemption from the Subscriber and cancellation of such Shares for nil consideration (and the Subscriber hereby agrees to any such compulsory redemption on such terms). In the event an adjustment to the original certificate representing the Shares is required pursuant to this Section 9, then the Subscriber shall return such certificate to the Corporation or its designated agent as soon as practicable upon the Subscriber’s receipt of notice from the Corporation advising Subscriber of such adjustment, following which a new certificate shall be issued in such amount representing the adjusted number of Shares held by the Subscriber.

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10.         In connection with the Shares purchased pursuant to this agreement and any other Corporation securities purchased on a private placement basis, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Corporation from the Trust Account (as such term is defined in the Investment Management Trust Agreement to be entered by and between the Corporation and the trustee thereunder), in the event of a liquidation of the Corporation upon the Corporation’s failure to timely complete a business combination. For purposes of clarity, in the event the Subscriber purchases ordinary shares in the IPO or in the aftermarket, any additional ordinary shares so purchased shall be eligible to receive their pro rata portion of any liquidating distributions by the Corporation. However, in no event will the Subscriber have the right to redeem any Shares, or any ordinary shares purchased in the IPO or in the aftermarket, for funds held in the Trust Account upon the successful completion of a business combination.

11.

11.1         In addition to any restrictions to be contained in the Letter Agreement (as defined in Section 12 below), the Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Corporation shall have received an opinion from counsel reasonably satisfactory to the Corporation, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder and with all applicable state securities laws.

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11.2         All certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THESE SECURITIES (i) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LETTER AGREEMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LETTER AGREEMENT, EXCEPT IN ACCORDANCE WITH THE TERMS THEREOF.”

11.3         In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Corporation’s outstanding capital stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any ordinary shares subject to this Section 11 or into which such ordinary shares thereby become convertible shall immediately be subject to this Section 11 and Section 9. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of ordinary shares subject to this Section 11 and Section 9.

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12.         The Subscriber acknowledges that the Shares will be subject to lock-up provisions (the “Lock-up”) contained in a Letter Agreement, to be entered into prior to the date of the preliminary prospectus in connection with the IPO between the Subscriber and the Corporation (the “Letter Agreement”). Pursuant to the Letter Agreement, the Subscriber shall not sell, transfer, pledge, hypothecate or otherwise dispose of any or all of his or her respective Shares until the earlier of one year after the date of the consummation of the Corporation’s initial business combination (the “Consummation Date”) and the date on which the closing price of the Shares exceeds $12.00 per share for any 20 trading days within a 30-trading day period commencing at least 150 days after the Consummation Date (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations). Notwithstanding the foregoing, the aforesaid restrictions shall lapse if, subsequent to the Consummation Date, the Corporation consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Corporation’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

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Very truly yours,

/s/ Diana J. Walters
Name: Diana J. Walters

Address:

571 Grand Road
North Salem, NY 10560

PLEASE PRINT EXACT NAME IN WHICH YOU WOULD LIKE THE SHARES ISSUED:

Diana J. Walters